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                                                                    Exhibit 23.3


                         CONSENT OF THE ANALYTICA GROUP

         We hereby consent to the use in this Registration Statement on Form S-1 (Amendment No. 2) (File No. 333-76190) of data from our report dated March 21, 2001 relating to the pain management market, which appears on pages 32 and 34 of such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.





                                                         The Analytica Group

                                                         By: /s/ Steven Arikian
                                                             ------------------
                                                         Name: Steven Arikian
                                                         Title: President & CEO

Thornton, Colorado
April 8, 2002